                                   4,000,000 Shares
                                 BIG CITY RADIO, INC.
                                 Class A Common Stock
                                UNDERWRITING AGREEMENT
                                                               December __, 1997

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
FURMAN SELZ LLC
As representatives of the Several Underwriters named in Schedule I hereto
    c/o Donaldson, Lufkin & Jenrette Securities Corporation
    277 Park Avenue
    New York, New York 10172

Ladies and Gentlemen:

         Big City Radio, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") 4,000,000 shares (the "Firm Shares") of its Class A Common Stock, par value $.01 per share (the "Class A Common Stock"). The Company also proposes to issue and sell to the Underwriters not more than an additional 600,000 shares of its Class A Common Stock (the "Additional Shares"), if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares."

         Section 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1, including a prospectus, relating to the Shares. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement;" and the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus." If the Company has filed or


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is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Class A Common Stock (a "Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

         Section 2. Agreements to Sell and Purchase and Lock-Up Agreements. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a price per Share of $_______ (the "Purchase Price") the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell the Additional Shares and the Underwriters shall have the right to purchase, severally and not jointly, the Additional Shares from the Company at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been received (and, in any event, no earlier than the Closing Date (as hereinafter defined)) and (ii) no later than ten business days after such notice has been received.
If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

         The Company hereby agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for shares of Class A Common Stock


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or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of Class A Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of shares of Class A Common Stock or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement, for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"). Notwithstanding the foregoing, during such period (i) the Company may grant stock options pursuant to the Company's 1997 Incentive Stock Plan (the "Incentive Stock Plan") with respect to up to [insert number] shares of Class A Common Stock, (ii) the Company may issue shares of Class A Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and (iii) the Company may issue up to 281,265 shares of Class A Common Stock to Mr. Michael
Kakoyiannis pursuant to his employment agreement with the Company, as described in the Registration Statement and the Prospectus. The Company also agrees not to file any registration statement with respect to any shares of Class A Common Stock or any option, warrant or right to purchase or otherwise transfer or dispose of any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for shares of Class A Common Stock for a period of 180 days after the date of the Prospectus without the prior written consent of DLJ. Notwithstanding the foregoing, during such period, the Company may file a registration statement on Form S-8 with respect to the shares of Class A
Common Stock that may be issued upon exercise of options granted or to be granted under the Incentive Stock Plan and the 281,265 shares of Class A Common Stock that may be issued to Mr. Kakoyiannis under his employment agreement with the Company. The Company shall, prior to or concurrently with the execution of this Agreement, deliver an agreement executed by each of the directors and officers of the Company to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 180 days after the date of the Prospectus, without the prior written consent of DLJ,
(A) engage in any of the types of transactions described in the first sentence of this paragraph as if such person were bound in the same manner and to the same extent as the Company is bound thereby or (B) make any demand for, or exercise any right with respect to, the registration of any shares of Class A Common Stock or any option, warrant or right to purchase or otherwise transfer or dispose of any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for shares of Class A Common Stock. Notwithstanding the foregoing, during such period, the Company may include the 281,265 shares of Class A Common Stock that may be issued to Mr. Kakoyiannis under his employment agreement with the Company in the registration statement on Form S-8 to be filed by


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

the Company with respect to the shares of Class A Common Stock that may be issued upon exercise of options granted or to be granted under the Incentive Stock Plan.

         Section 3. Terms of Public Offering. The Company is advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

         Section 4. Delivery and Payment. Delivery to the Underwriters of and payment for the Firm Shares shall be made at 9:00 A.M., New York City time, on December __, 1997 (the "Closing Date") at such place as you shall designate. The Closing Date and the location of delivery of and payment for the Firm Shares may be varied by agreement between you and the Company.

         Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as you shall designate at 9:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 (an "Option
Closing Date").   Any such Option Closing Date and the location of delivery of and payment for such Additional Shares may be varied by agreement between you and the Company.

         The Shares shall be (i) evidenced by one or more certificates registered in the name of Cede & Co. and (ii) eligible for settlement through the F.A.S.T. system of The Depository Trust Company.

         Section 5. Agreements of the Company.  The Company agrees with  you:

         (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and (v) of the happening of any event during the

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period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.


         (b) To furnish to you without charge originally signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits and documents incorporated therein by reference, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

         (c) To prepare the Prospectus, the form and substance of which shall be satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

         (d) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

         (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters or counsel for the Company, it becomes necessary to amend or

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




supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters or counsel for the Company, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to any dealer as many copies thereof as such Underwriter or dealer may reasonably request.

         (f) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Shares, in any jurisdiction in which it is not now so subject.

         (g) To mail and make generally available to its stockholders as soon as practicable an earning statement covering the twelve-month period ending December 31, 1998 that shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

         (h) During the period of three years after the date of this Agreement, to furnish to you as soon as available copies of all reports or other communications furnished to the record holders of shares of Class A Common Stock or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company or its subsidiaries as you may reasonably request.

         (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Shares, (iv) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and fees and disbursements of one counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (v) the filing fees and reasonable disbursements of one counsel for the Underwriters in connection with the review and clearance of the offering of the Shares by the National Association of Securities Dealers, Inc., (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Class A Common Stock and all costs and expenses incident to the listing of the Shares on the American Stock Exchange (the "AMEX"), (vii) the cost of printing certificates, if any, representing the Shares, (viii) the costs and charges of any transfer agent, registrar and/or depositary and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

         (j) To use its reasonable best efforts to list, subject to notice of issuance, the Shares on the AMEX and to use its reasonable best efforts to maintain the listing of the Shares on the AMEX for a period of three years after the date of this Agreement.

         (k) To use its reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

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         (l) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

         (m) On or prior to the Closing Date, (i) the Company shall have converted all of its Common Stock, par value $.01 per share, into an aggregate of 9,375,520 shares of Class A Common Stock, (ii) the Company shall cause Mr. Stuart Subotnick to have contributed, to the Company's capital an aggregate amount of not less than $13.2 million (either in the form of cash or contribution of indebtedness of the Company owed to Mr. Subotnick), and
(iii) the Company shall cause Mr. Stuart Subotnick and Mrs. Anita Subotnick to have converted an aggregate of 8,250,458 shares of Class A Common Stock into an aggregate of 8,250,458 shares of Class B Common Stock, par value $.01 per share, of the Company. The transactions in clauses (i), (ii) and (iii) of this Section 5(m) are hereinafter referred to as the "Recapitalization."

         Section 6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

         (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

         (b)(i) The Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended through the date hereof, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented through

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the date hereof, if applicable, will comply in all material respects with the
Act; (iii) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective
(A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Act; and (iv) the Prospectus does not contain and, as amended or supplemented through the date hereof, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

         (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any preliminary prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

         (d) The Company and each of its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its respective properties, and is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not be reasonably expected to have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         (e) There are no outstanding subscriptions, rights, warrants, options, calls, convertible or exchangeable securities, commitments of sale or liens granted or

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 issued by the Company or any of its subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its subsidiaries except as otherwise disclosed in the Registration Statement.

         (f) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive or similar rights; and the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

         (g) All the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and are validly issued, fully paid and nonassessable and not subject to any preemptive or similar rights and are owned, directly or indirectly, by the Company.

         (h) The authorized capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus.

         (i) Neither the Company nor any of its subsidiaries is in violation of its charter, by-laws or other constitutive documents or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective property is bound.

         (j) This Agreement has been duly authorized, executed and delivered by the Company.

         (k) The execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws or other constitutive documents of the Company or its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the

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Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective property or (iv) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or of any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization.

         (l) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is or, to the Company's knowledge, could be a party or to which any of their respective property is or, to the Company's knowledge, could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

         (m) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") or any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

         (n) The Company and its subsidiaries each possess such permits, licenses, approvals, consents, and other authorizations (collectively, "Government Licenses") issued by the appropriate federal, state, or local regulatory agencies or bodies necessary to conduct the Company's and its subsidiaries' respective business as it is currently operated and, except as discussed in the Prospectus, as it is currently proposed to be conducted; each of the Governmental Licenses are valid, in full force and effect, have not been suspended, revoked, cancelled, or modified in any adverse way, and are not subject to any conditions or requirements that are not generally imposed by the relevant government bodies upon the holders of such authorizations generally; to the Company's knowledge, except for proceedings that affect the radio

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broadcasting industry generally and as described in the Prospectus, there is not pending any application, petition, objection or other pleading with any government body which questions the validity of or contests any of the Governmental Licenses; no application, action, or proceeding is pending or, to the Company's knowledge, threatened, that would permit, or after notice or lapse of time or both would permit, any modification, revocation, suspension or termination of any of the Governmental Licenses or may result in the revocation, modification, non-renewal, suspension, or termination of any of the Governmental Licenses, the issuance of a cease-and-desist order, or the imposition of any administrative or judicial sanction with respect to any of the Governmental Licenses; and the Company and each of its subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply could not, singly or in the aggregate, be reasonably expected to have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         (o) The Company and its subsidiaries each has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws and the Communications
Act (as defined below), as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice could not, singly or in the aggregate, be reasonably expected to have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.
To the best of the Company's knowledge, each such Authorization is valid and in full force and effect and the Company is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and no such Authorization contains any restrictions that, singly or in the aggregate, are materially burdensome to the Company and its subsidiaries, taken as a whole; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction could not, singly or in the aggregate, be reasonably expected to have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         (p) The execution, delivery and performance of this Agreement, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby have not and will not (A) require any consent, approval, authorization or other order of the Federal Communications Commission the ("FCC") or (B) violate or conflict with the Communications Act of 1934, as amended, and the rules and regulations of the FCC thereunder (collectively called the "Communications Act") or rulings or court decrees thereunder.

         (q) To the best of the Company's knowledge, the operation of the radio stations identified in the Registration Statement and the Prospectus under the caption "Business" (collectively, the "Radio Stations") in the manner and to the full extent now operated or proposed to be operated as described in the Registration Statement and the Prospectus is in accordance with the Authorizations issued by the FCC, the Communications Act and all orders, rules and regulations of the FCC. To the best of the Company's knowledge, no event has occurred which permits (nor has an event occurred which with notice or lapse of time or both would permit) the revocation, suspension or termination of the Authorizations issued by the FCC or which might result in any other material impairment of the rights of the Company or any of its subsidiaries therein or thereunder, and the Company and its subsidiaries each is in compliance with all statutes, orders, rules or regulation of the FCC relating to or affecting the broadcasting operations of any of its Radio Stations.

         (r) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which could, singly or in the aggregate, be reasonably expected to have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         (s) KPMG Peat Marwick LLP are independent public accountants with respect to the Company, WZFU-FM ("WZVU") and WVVX, Inc. ("WVVX") as required by the Act. Holtz Rubenstein & Co., LLP are independent accountants with respect to the Company as required by the Act.

         (t) The pro forma statements of the Company and the related notes thereto set forth in the Registration Statement and the Prospectus (and in each case, any amendment or supplement thereto) (i) have been prepared on a basis consistent with the historical financial statements of the Company,
(ii) give effect to the assumptions used in the preparation thereof on a reasonable basis and (iii) in good faith present fairly the historical and proposed transactions contemplated therein. Such pro forma financial statements have been prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated by the Commission. The other pro forma financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any supplement or amendment thereto) are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

         (u) The Company and its subsidiaries each maintains a system of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (v) The financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the financial position, results of operations and changes in financial position of the Company, WZVU and WVVX on the basis stated therein at the respective dates, as applicable, or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved; the supporting schedules, if any, included or incorporated in the Registration Statement (and any amendment or supplement thereto) present fairly, in accordance with generally accepted accounting principles, the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

         (w) All tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith and other than those filings of which the failure to file could not, singly or in the aggregate, be reasonably expected to have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest.

         (x) The Company and each of its subsidiaries is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         (y) Except (i) as provided under the Registration Rights Agreement between the Company and Mr. Kakakoyiannis and between the Company and Mr. and Mrs. Subotnick (collectively, the "Registration Rights Agreements"), (ii) except as provided in Mr. Kakoyiannis' employment agreement with the Company and (iii) with respect to the shares of Class A Common Stock that may be issued upon exercise of options granted or to be granted under the Incentive Stock Plan, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right to require the Company or any of its subsidiaries to file a registration statement under the Act with respect to any securities of the Company or to require the Company or any of its subsidiaries to include any securities of the Company or of any of its subsidiaries with the Shares registered pursuant to the Registration Statement.

         (z) Since the respective dates as of which information is given in the Prospectus, other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement),
(i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, prospects, management or operations of the Company or any of its subsidiaries, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the

Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

         (aa) Each certificate signed by any officer of the Company and delivered to the Underwriters, or counsel for the Underwriters, pursuant to the terms hereof shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         (ab) The Company and each of its subsidiaries maintains insurance covering its respective properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are reasonably adequate in accordance with customary industry practice to protect the Company, its subsidiaries and their respective business.

         (ac) Each of the documents required to consummate the Recapitalization have been duly authorized by the Company and as of the Closing Date will have been duly executed, delivered, and, if necessary, filed with the Secretary of State of the State of Delaware and with any other applicable governmental body, and assuming the due authorization, execution and delivery by the other parties thereto, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with each of their respective terms, except that enforcement thereof may be limited by (i) applicable bankruptcy, fraudulent transfer, moratorium and other laws affecting creditors' rights generally and (ii) general principles of equity.

         Section 7. Indemnification.

         (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein. The foregoing indemnity agreement with respect to any untrue statement or omission from a preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus as then amended or supplemented (if the Company shall have furnished such Underwriter such amended or supplemented Prospectus on a timely basis) was not sent or given by or on behalf of the Underwriters to such person, if such was required by law, at or prior to the written confirmation of the sale of such Shares to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in such Prospectus (or such Prospectus as amended or supplemented).

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

         (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or Section 7(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all reasonable fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such
Underwriter).   Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action within a reasonable period of time or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been reasonably advised by such counsel that a conflict may exist between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by DLJ, in the case of parties indemnified pursuant to
Section 7(a), and by the Company, in the case of parties indemnified pursuant to
Section 7(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than thirty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party), and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

         (d) To the extent the indemnification provided for in this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 7(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not jointly.

         (e) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         Section 8. Conditions of Underwriter's Obligations. The several obligations of the Underwriters to purchase Shares under this Agreement are subject to the satisfaction of each of the following conditions:

         (a) All the representations and warranties of the Company contained in this Agreement shall have been true and correct in all material respects on the date of this Agreement and shall be true and correct in all material respects on the Closing Date and, if applicable, on the Option Closing Date with the same force and effect as if made on and as of the Closing Date and, if applicable, on the Option Closing Date (except that such phrase "in all material respects" shall be disregarded to the extent that any such representation and warranty is qualified by "material," "material adverse effect" or any similar terms or by any phrase using any of such terms).

         (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

         (c) You shall have received on the Closing Date and, if applicable, on the Option Closing Date, a certificate dated such date, signed by the President of the Company and the Chief Financial Officer of the Company, in their capacities as such officers of the Company, confirming the matters set forth in Sections 6(z), 8(a) and 8(b) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to such date.

         (d) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement),
(i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management, prospects, operations of the Company, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company and (iii) the Company shall not have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 8(d)(i), 8(d)(ii) or 8(d)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         (e) You shall have received on the Closing Date and on the Option Closing Date, if applicable, an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date and on the Option Closing Date, if applicable, of Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Company, to the effect that:

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  (ii) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement.

                  (iii) Based solely on a certificate of the Company's transfer agent and after giving effect to the transactions contemplated by this Agreement, [5,125,062]shares of Class A Common Stock are issued and outstanding as of the Closing Date and 8,250,458 shares of Class B Common Stock, par value $.01 per share, of the Company, are issued and outstanding as of the Closing Date, and no other shares of capital stock of the Company are issued or outstanding on the Closing Date.

                  (iv) The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable.

                  (v) The issuance of the Shares is not subject to preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company or under any agreement listed or set forth in the Registration Statement.

                  (vi) This Agreement has been duly authorized, executed and delivered by the Company.

                  (vii) The Registration Statement has been declared effective under the Act; and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act or proceedings therefor initiated or threatened by the Commission.

                  (viii) The Registration Statement, including any information included in accordance with Rule 430A promulgated under the Act (the "430A Information") and the Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Act. In passing upon the compliance as to form of the Registration Statement and Prospectus, such counsel may assume that the statements made in the Registration Statement and the Prospectus are complete and correct.

                  (ix) Neither the Company nor any of its subsidiaries is in violation of its respective charter, by-laws or other constitutive document and, to the best of such counsel's knowledge after due inquiry, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

                  (x) All descriptions in the Prospectus of the capital stock of the Company and of contracts and other documents to which the Company or its subsidiaries is a party are in all material respects accurate and fair summaries thereof. To such counsel's knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto and the descriptions thereof or references thereto are correct in all material respects.

                  (xi) No authorization, approval, consent or order of any court or governmental authority or agency under the laws of the Federal government of the United States or the State of New York or under the General Corporation Law of the State of Delaware (other than those under the Act which have been obtained or made, or as may be required under the securities or Blue Sky laws of the various states or foreign jurisdictions or the National Association of Securities Dealers, Inc., as to each of which such counsel need express no opinion) is required in connection with the due authorization, execution and delivery of this Agreement or for the offering, issuance or sale of the Shares to the Underwriters.

                  (xii) The execution, delivery and performance of this Agreement and compliance by the Company with its obligations under this Agreement will not, to such counsel's knowledge, conflict with or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument listed as an exhibit to the Registration Statement (except for such conflicts, breaches, defaults or liens, charges or encumbrances that could not, singly or in the aggregate, be reasonably expected to result in a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole), nor will such action result in any violation of the provisions of the charter, by-laws or other constitutive document of the Company or any of its subsidiaries, or any applicable law, statute, rule or regulation of the Federal government of the United States (including, but not limited to, the FCC) or the State of New York or under the General Corporation Law of the State of Delaware, or, to such counsel's knowledge, any judgment, order, writ or decree of any government, government instrumentality (including, but not limited to, the FCC) or court having jurisdiction over the Company, any of its subsidiaries or any of their respective properties, assets or operations except for such violations of law, statute, rule, regulation, judgment, order, writ or decree that could not be reasonably expected to result in a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (xiii) The Company and its subsidiaries each are not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                  (xiv) To such counsel's knowledge, except as provided under the Registration Rights Agreements and Mr. Kakoyannis's employment agreement with the Company, and except for the shares of Class A Common Stock that may be issued upon exercise of options granted or to be granted under the Incentive Stock Plan, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement.

                  (xv) Such counsel shall state that they have participated in the preparation of the Registration Statement and the Prospectus and, although such counsel have not undertaken to investigate or verify independently, did not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or any amendments or supplements thereto, based upon such participation (and to relying as to materiality to the extent such counsel deemed reasonable on officers, employees and other representatives of the Company), no facts have come to such counsel's attention that would lead them to believe that the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial or statistical data included therein or omitted therefrom, as to which such counsel need make no statement), at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, or any amendment or supplement thereto (except for financial statements and schedules and other financial or statistical data included therein or omitted therefrom, as to which such counsel need make no statement), on the date the Prospectus was issued or on the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (f) You shall have received, on the Closing Date, an opinion, dated the Closing Date, of Hogan & Hartson, special radio communications counsel to the Company, to the effect that:

                  (i) No authorization, approval, order, consent or filing with the FCC on the part of the Company or its subsidiaries with regard to any of the FCC Licenses (as defined below) is required in connection with the Recapitalization or the issuance of the Shares pursuant to this Agreement, other than such has been obtained or filed and other than filings with the FCC required subsequent to the consummation of the Recapitalization and the issuance and sale of the Shares. The consummation of the Recapitalization and the issuance and sale of the Shares pursuant to this Agreement, in each case by the Company, do not violate applicable provisions of the Communications Act or any published rules, regulations or policies of the FCC thereunder.

                  (ii) A schedule to such counsel's opinion accurately and completely lists all of the FCC licenses that have been issued to and are held by the Company or its subsidiaries (the "FCC Licenses"). Each of the FCC Licenses is valid and in full force and effect on the Closing Date and is not subject to any conditions (other than conditions generally applicable to radio stations of the type described in the Registration Statement and the Prospectus).
         To such counsel's knowledge, the FCC License constitute all of the FCC authorizations, consents and approvals that are required for the

         Company and its subsidiaries to carry on their broadcasting business business as presently conducted.

                  (iii) Applications for renewals of the FCC Licenses of [four] of the stations are pending at the FCC, as indicated on a schedule to such counsel's opinion. To such counsel's knowledge, there is no FCC order, judgment, decree, notice of apparent liability or order of forfeiture, investigation or other proceeding pending or threatened, by or before the FCC against the Company or any of its subsidiaries that might result in revocation, cancellation, suspension, now-renewal, or short-term renewal of the FCC Licenses, except FCC rulemaking proceedings generally affecting the radio broadcasting industry.

         (g) You shall have received on the Closing Date, an opinion, dated the Closing Date of Arnold L. Wadler, Vice President and Secretary of the Company, to the effect that:

                  (i) To the best of his knowledge, Mr. Wadler does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject that is required to be described in the Registration Statement or the Prospectus and is not so described, or of any statute, regulation, contract or other document that is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not so described or filed as required;

                  (ii) To the best of his knowledge the Company and its subsidiaries each has such Authorizations of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice could not, singly or in the aggregate, be reasonably expected to have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; each such Authorization is valid and in full force and effect and the Company and each of its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company;

                  (iii) To the best of his knowledge, neither the Company nor any of its subsidiaries is in default in any respect in the performance of any material contract, loan agreement, mortgage, deed of trust, material lease or other material written contract or agreement or of any respective order, award or decree of any court, arbitrator or governmental or administrative body binding upon or affecting it or by which any of its respective properties or assets is bound or affected, except for defaults which could not reasonably be expected to have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         (h) You shall have received on the Closing Date an opinion, dated such date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, as to the matters referred to in Sections 8(e)(iv), 8(e)(vi) and 8(e)(x) (first sentence only and then only with respect to the statements under the caption "Description of the Common Stock").

         (i) You shall have received letters on and as of the date hereof as well as on and as of the Closing Date and, if applicable, the Option Closing Date (in the latter case constituting an affirmation of the statements set forth in the former), in form and substance satisfactory to you, from KPMG Peat Marwick LLP and Holtz Rubenstein & Co. LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (j) The Company shall have delivered to you the agreements specified in Section 2 hereof which agreements shall be in full force and effect on the Closing Date and, if applicable, the Option Closing Date.

         (k) At the Closing Date and, if applicable, the Option Closing Date the Shares shall have been approved for listing, subject to notice of issuance, on the AMEX.

         (l) The Company shall not have failed, on or prior to the Closing Date and, if applicable, the Option Closing Date, to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company on or prior to such date. The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to the Underwriters on the applicable Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

         (m) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date and, if applicable, the Option Closing Date, prevent the issuance of the Shares; no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date and, if applicable, the Option Closing Date which would prevent the issuance of the Shares; and on the Closing Date and, if applicable, the Option Closing Date, no action, suit or proceeding shall be pending against, or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, before any court or arbitrator or any governmental body, agency or official which, if adversely determined, would interfere with or adversely affect the issuance of the Shares or could, singly or in the aggregate, reasonably be expected to have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         (n) The Recapitalization shall have been consummated.

         Section 9. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the later of (i) the execution and delivery of this Agreement by the parties hereto, (ii) the effectiveness of the Registration Statement, and (iii) if a post-effective amendment is required to be filed pursuant to Rule 430A under the Act, the effectiveness of such post-effective amendment.

         This Agreement may be terminated at any time on or prior to the Closing Date or the Option Closing Date, if applicable, by you by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in DLJ's judgment, on behalf of the Underwriters, is material and adverse and, in DLJ's judgment, on behalf of the Underwriters, makes it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading generally in securities or other instruments on the New York Stock Exchange, AMEX, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the enactment, publication, decree or other promulgation of any of the Federal or state statute, regulation, rule or order of any court or other governmental authority which in DLJ's opinion materially and adversely affects, or will materially and adversely affect, singly or in the aggregate, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) any declaration of a banking moratorium by any Federal or New York State authorities, (v) the taking of any action by any Federal, state or local government or agency in respect of its monetary or fiscal affairs which in DLJ's opinion has a material adverse effect on the financial markets in the United States and would, in DLJ's judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (vi) subsequent to the date the Registration Statement is declared effective or the date of this Agreement, any material adverse change on the business, prospects, financial condition or results of operations of the Company occurs which, in DLJ's judgment, makes it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares.

         If on the Closing Date or on any Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it has or they have agreed to purchase hereunder on such date, and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date is not more than one-tenth of the total number of Firm Shares or Additional Shares, as the case may be, to be purchased on such date by all Underwriters; each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth on Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which the defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this
Section 9 by any amount, without the written consent of such Underwriter. If on the Closing Date or the Option Closing Date, as applicable, any Underwriter shall fail or refuse to purchase the Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of such Firm Shares to be purchased on such date by all of the Underwriters and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter and the Company except as provided in this Section 9. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date or the Option Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on any Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

         Section 10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to Big City Radio, Inc., 11 Skyline Drive, Hawthorne, New York, 10532,
Attention: President, with a copy to (which shall not constitute notice) Paul, Weiss, Rifkind, Wharton &

Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064,
Attention: James M. Dubin and further copy (which shall not constitute notice) to Metromedia Company, One Meadowlands Plaza, East Rutherford, New Jersey 07073-2137, Attention: Mr. Arnold L. Wadler and (ii) if to any Underwriter, c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department with a copy to (which shall not constitute notice) Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California 90071, Attention:
Nicholas P. Saggese, or in any case to such other address as the person to be notified may have requested in writing.

         The indemnity and contribution provisions and the other agreements, representations, warranties and other statements of the Company and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter any person controlling any Underwriter, the Company, the officers or directors of the Company or any person controlling the Company, (ii) acceptance of the Shares and payment for them hereunder, and (iii) termination of this Agreement.

         If for any reason the Shares are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 9), except pursuant to clause (vi) of the second paragraph of Section 9, the Company agrees to reimburse the several Underwriters for all reasonable and documented out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Company also agrees to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Underwriters for any and all fees and expenses (including, without limitation, the reasonable fees disbursements of one counsel) incurred by it in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 7 hereof).

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, the Underwriters' directors and officers, and controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this

Agreement, and no other person shall acquire or have any right or obligation under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

         This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK, THE BOROUGH OF MANHATTAN IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                                      Very truly yours,

                                      BIG CITY RADIO, INC.


                                      By:
                                          -----------------------------------
                                            Name:
                                            Title:




By: DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION
    FURMAN SELZ, LLC
    Acting on behalf of themselves and the several
      Underwriters named in Schedule I

By: DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION


       By:
           ------------------------------

                                      SCHEDULE I



                                                            Number of
                                                           Firm Shares
Underwriter                                              to be Purchased
-----------                                              ---------------

Donaldson, Lufkin & Jenrette Securities Corporation
Furman Selz LLC

                                                         ---------------


                                         I-1